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                                                                   Exhibit 2.4.2
                                                                   -------------

                                AMENDMENT NO. 2
                                      TO
                           ASSET PURCHASE AGREEMENT



This Amendment No. 2 dated July 9, 1997, to the Asset Purchase Agreement (the "Agreement") dated as of the 14th day of May, 1997 by and between Synbiotics Corporation, a California corporation with its principal office at 11011 Via Frontera, San Diego, CA 92127 (the "Buyer"), and Rhone Merieux, Inc., a Georgia corporation with its principal office at 115 Transtech Drive, Athens, Georgia 30601 (the "Seller").

     The parties wish to amend the Agreement as set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement:

     1. The Seller hereby (a) acknowledges that the Buyer is pledging and assigning its rights, but not its obligations, under each of the Agreement and the Distribution Agreement to the Banks (as hereinafter defined) under that certain Credit Agreement dated the date hereof (the "Credit Agreement") among the Buyer, Banque Paribas, as agent, and the Banks named therein (the "Banks"), and (b) consents to such pledge and assignment.

     2. In all other respects, the Agreement shall remain unamended and in full force and effect.

     3. This Amendment No. 2 may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

IN WITNESS WHEREOF, this Amendment No. 2 to the Agreement has been duly executed by the parties hereto as of and on the date first above written.


                                          BUYER:

                                          SYNBIOTICS CORPORATION

                                          By:  /s/ Kenneth M. Cohen
                                               --------------------
                                               Name: Kenneth M. Cohen,
                                                President and Chief Executive
                                                Officer



                                          SELLER:

                                          RHONE MERIEUX, INC.

                                          By: /s/ Kyle W. Lathrop
                                              -------------------
                                          Name: Kyle W. Lathrop
                                          Title: General Counsel/Proxy

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